Exhibit 10.1





                                    MORTGAGE



                                      FROM

                      RONSON CONSUMER PRODUCTS CORPORATION






                                       TO

                                 NORTH FORK BANK







                            Dated: September 27, 2006



RECORD AND RETURN TO:
---------------------

Matthew I. Kane, Esq.
Schwartz Simon Edelstein Celso & Kessler LLP
10 James Street
Florham Park, New Jersey  07932





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                                                                    Page 6 of 32


                                    MORTGAGE
                                    --------


         This Mortgage ("Mortgage") is made on the 27th day of September, 2006 by Ronson Consumer Products Corporation, a New Jersey corporation, having an address of 580 Howard Avenue, Somerset, New Jersey 08875 (the "Mortgagor"),

         AND NORTH FORK BANK, a banking corporation of the State of New York, having offices at 275 Broadhollow Road, Melville, New York 11747 ("Mortgagee");

         Background.  This  Mortgage  secures  various  Obligations  (as defined
         ----------
below) including, without limitation, a loan by Mortgagee to Mortgagor in the original principal amount of Two Million Two Hundred Thousand and 00/100 ($2,200,000.00) Dollars, plus interest thereon, as evidenced by the Note dated the date hereof. In consideration of the above-referenced loan and other good and valuable consideration, receipt of which is hereby acknowledged, Mortgagor agrees as follows:

                   SECTION 1 - DEFINITIONS AND INTERPRETATIONS
                   -------------------------------------------

         The definitions of the capitalized terms used in this Mortgage and the Note are set forth in the body of this Mortgage and in Appendix A attached
                                                           -----------
hereto and incorporated herein in its entirety.

                           SECTION 2 - GRANTING CLAUSE
                           ---------------------------

         To secure the observance, payment and performance of all Obligations, Mortgagor hereby mortgages, grants a security interest in, and absolutely assigns all rents, profits, leases, income and proceeds arising from, the Mortgaged Property to Mortgagee and to Mortgagee's successors and assigns forever. These grants are, however, made upon the express condition that after all Obligations are paid and performed in full, this Mortgage shall be discharged by Mortgagee upon Mortgagor's request.

                         SECTION 3 - MORTGAGED PROPERTY
                         ------------------------------

         The "Mortgaged Property" consists of the Land, the Improvements, the Fixtures, all Leases and Rents, all Awards and Proceeds, all Other Rights, and all present and future estate, right, title, interest, property, possessory interest and claims whatsoever in law as well as in equity of Mortgagor or any other owner in and to the Land, Improvements and Fixtures and Rights.

                           SECTION 4 - REPRESENTATIONS
                           ---------------------------

         Mortgagor, knowing and agreeing that Mortgagee shall rely hereon, hereby represents and warrants to Mortgagee that:

         4.1 Warranty of Title.  Mortgagor  holds good and marketable  title,(in
             -----------------
the case of any real property interest) in fee simple to the Mortgaged Property free of all liens, restrictions, taxes and encumbrances, other than any Permitted Encumbrances, and will warrant and forever defend that title and the enforceability and priority of all liens created under this Mortgage

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                                                                    Page 7 of 32


against all claims whatsoever, except for Permitted Encumbrances, at Mortgagor's sole expense.

         4.2 Valid Obligations. This Mortgage and the Note are valid and binding
             -----------------
obligations of Mortgagor, enforceable in accordance with their terms. This Mortgage constitutes a valid first priority mortgage lien on, and absolute assignment of Leases and Rents, and security interest in the Mortgaged Property, subject to any Permitted Encumbrances.

         4.3 Existence and Authority.  Mortgagor is a duly organized and validly
             -----------------------
existing corporation in the State of New Jersey, and such corporation that is in good standing under the laws of the State of New Jersey. Mortgagor has full power, authority and license to enter into and perform this Mortgage and the other Loan Documents to which Mortgagor is a party and Mortgagor has full power, authority and license to own and operate the Mortgaged Property and to conduct its business as now being conducted. Mortgagor has obtained all necessary consents, authorizations, permits, licenses and approvals required before Mortgagor may execute and deliver this Mortgage and operate the Mortgaged Property.

         4.4 No  Conflicts.  The  execution,  delivery and  performance  of this
             -------------
Mortgage and other Loan Documents by Mortgagor will violate no charter, bylaw, lease, indenture, agreement, instrument, law, ordinance, regulation, order or administrative ruling to which Mortgagor is subject or a party or that affects or relates to the Mortgaged Property.

         4.5 Proceedings. Except as has been accurately and completely described
             -----------
in writing in the Affidavit of Title, or as otherwise disclosed to Mortgagee, there is no action, application, petition, proceeding or hearing pending or, to the best of Mortgagor's knowledge, threatened against any Obligor or the Mortgaged Property that might (a) adversely affect any Obligor's ability to perform the Mortgage or any other Loan Document, (b) involve the possibility of any material adverse change in any Obligor's economic condition, (c) relate to any land use variance, subdivision, zoning or other matters, (d) involve the possibility of any limitation on any intended uses of the Mortgaged Property or
(e) impair the lien or security of this Mortgage or the value of the Mortgaged Property.

         4.6 Compliance  with Laws.  Mortgagor and the Mortgaged  Property is in
             ---------------------
compliance with all laws, regulations, ordinances and codes that are applicable to the use and operation of the Mortgaged Property, including, without limitation, all Environmental Laws. All present and planned uses and tenants of the Mortgaged Property are in full compliance with applicable zoning, environmental and building laws, ordinances, regulations and codes. Mortgagor and all tenants of the Mortgaged Property have obtained all certificates of occupancy and building and other permits that are required for all intended uses of, and for any construction, renovations and repairs with respect to, the Mortgaged Property.

         4.7  Condition  of Property.  The  Mortgaged  Property is  structurally
              ----------------------
sound, in good condition and suitable for its intended use.

         4.8  Taxes.  All  property  taxes  and  assessments  due and  owing  in
              -----
connection  with the Mortgaged  Property have been paid in full through the

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date of this  Mortgage,  including any  penalties,  deficiency  assessments  and interest. Mortgagor has filed all tax returns and reports required to be filed by it and has paid all taxes that are due and owing, including penalties, deficiency assessments and interest.

         4.9   Financial    Information    and   Condition.    All   statements,
               -------------------------------------------
representations and warranties made by or on behalf of Mortgagor to Mortgagee have been, and as of the date of the Mortgage are, accurate and complete and no information has been omitted that would, in light of the circumstances in which made, make any of them misleading or incomplete. Immediately prior to and after the making of, this Mortgage, Mortgagor was not, nor will be, "insolvent" as that term is defined in N.J.S.A. 14a:1-2(K) OR 11 U.S.C.A. 101(31).

         4.10     Intentionally omitted.

         4.11 Survival. All representations and warranties made by, or on behalf
              --------
of, Mortgagor in this Mortgage or otherwise made to Mortgagee shall survive the closing of this Mortgage and any independent investigation by Mortgagee.

         4.12 Purpose of Loan. The proceeds of the Loan shall be used solely for
              ---------------
the purpose of application against the outstanding balance under the CIT line of credit.

                        SECTION 5 - MORTGAGOR'S COVENANTS
                        ---------------------------------

         Mortgagor covenants and agrees that it shall do all of the following:

         5.1  Obligations.  Pay all  indebtedness,  and  abide by all  terms and
              -----------
conditions, under all Obligations, including without limitation this Mortgage and the Note;

         5.2  Escrow  Account.  At the  time of  each  monthly  payment,  pay to
              ---------------
Mortgagee (a) the sum equal to one-twelfth (1/12th) of the known (of if not known, estimated by Mortgagee) annual real estate taxes and assessments levied or to be levied against the premises by governmental entities and (b) such sums, if required by Mortgagee, as are necessary to assure the timely payment of all charges described in Section 6 below, to be held by Mortgagee in a non-interest bearing account and applied by Mortgagee to the payment of such taxes, assessments and other charges when due. If the total of such monthly payments shall exceed the amounts actually paid by Mortgagee for taxes, assessments and other charges, as the case may be, such excess shall be credited on subsequent monthly payments of the same nature; but if the total of such monthly payments shall be insufficient to pay taxes, assessments and other charges when due, then Mortgagor shall pay to Mortgagee, on demand, any amount necessary to make up the deficiency. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Mortgagee may apply all sums in said escrow account to the reduction of the Obligations;


         In addition, if property is in a flood zone over the life of the loan, additional escrow monies will be held for flood insurance.

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         5.3  Financial  Reporting.  Bank may  further  request  at  their  sole
              --------------------
discretion from Borrower and Guarantors the following:

               a. Annual audit report for financial statements of Ronson Corporation on a consolidated basis within 90 days of year-end and on a consolidating basis within 120 days of year-end;
               b. Promptly after filing thereof with the Securities and Exchange Commission, quarterly 10Q reports of Ronson Corporation; and financial statements on a consolidated and consolidating basis within 45 days of quarter end; and
               c. Quarterly statement from Borrower that it is in compliance with the terms of the loan agreement with CIT Corporation, in form reasonably satisfactory to Mortgagee.

               In the event the form and substance of each item above is not reasonably acceptable to the Bank, after the expiration of all applicable notice and cure periods, Mortgagee may declare an Event of Default under this Mortgage.

         5.4 Use of Property.  Make or permit no use of the  Mortgaged  Property
             ---------------
other than as a packaging plant and related uses.

         5.5  Condition  of  Property.  Prevent  any waste  with  respect to the
              -----------------------
Mortgaged Property, keep the Mortgaged Property in good and clean condition and make all repairs that are either required in the ordinary course of business to operate the Mortgaged Property or that are requested by Mortgagee in its reasonable discretion.

         5.6  Alterations.  Make no  material  change to or  renovation  of, nor
              -----------
remove, any material Improvements or Fixtures without the express prior written consent of Mortgagee which consent shall not be unreasonably withheld, conditioned, or delayed; provided however that any such non-structural alterations costing less than $20,000 shall not require Mortgagee's consent. All changes, renovations, removals and repairs shall be made in a good and workmanlike manner to the reasonable satisfaction of Mortgagee and in accordance with all applicable building and zoning laws.

         5.7 Notice of Loss or  Condemnation.  Notify  Mortgagee  immediately in
             -------------------------------
writing upon learning that (a) there may be any casualty on, or loss to or of, any Mortgaged Property or (b) condemnation proceedings have commenced with respect to the Mortgaged Property.

         5.8 Inspections. At any time during regular business hours and as often
             -----------
as requested, and at no cost to Borrower, permit Mortgagee and its agents and employees to examine, audit and make copies and abstracts from any and all books and records of Mortgagor, and to visit and inspect the Mortgaged Property.

         5.9 Compliance With Laws. Comply with all laws, ordinances, regulations
             --------------------
and restrictions affecting the Mortgaged Property.

         5.10 Transfers or Liens.  Without the express prior written  consent of
              ------------------
Mortgagee in its absolute discretion, make or permit no Transfer in the ownership or control of the Mortgaged Property

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                                                                   Page 10 of 32


         5.11 Preservation. Preserve and maintain all authorizations,  consents,
              ------------
licenses, permits, registrations and qualifications that are necessary for the transaction of business and the operation of the Mortgaged Property.

         5.12 Indemnification.  Except for acts of omission or commission by the
              ---------------
Mortgagee, indemnify, defend (with counsel reasonably acceptable to Mortgagee) and hold harmless Mortgagee (including Mortgagee's agents, employees, officers and directors) against all losses, claims, suits, fines, damages and expenses, including reasonable attorney's fees and disbursements, incurred by reason of, or in connection with, this Mortgage or the Mortgaged Property or in maintaining Mortgagee's interest in the Mortgaged Property, including, without limitation, all losses, claims, suits, fines, damages and expenses incurred by reason of, or in connection with, Mortgagor's breach of any provision of Section 7 of this Mortgage or any violation of any Environmental Law of the Use of Hazardous Substances on the Mortgaged Property.

         5.13 Leasing Covenants.  As to all leases and rentals, comply with each
              -----------------
of the following:

         (a) accept no payments more than 30 days in advance of the due date under any leases relating to the Mortgaged Property; and

         (b) permit no use of the Mortgaged Property that would violate any provision of this Mortgage, including all provisions relating to environmental matters; and

         (c) abide by and perform all duties of the landlord under any leases affecting the Mortgaged Property; and

         (d) enter into or agree to enter into no new lease or modify or terminate no lease affecting the Mortgaged Property, except with the express prior written approval of Mortgagee in its reasonable discretion; and

         (e) any existing or future lease, or other agreement for the use or occupancy, of any Mortgaged Property shall provide that:

                  (i) it is subordinate and subject in all respects to the lien and provisions of this Mortgage including all covenants and restrictions as to the use and condition of the Mortgaged Property; and

                  (ii) all representations and covenants as to environmental matters, including those set forth in Section 7, are to become express covenants and representations of the tenant or occupant; and

                  (iii) copies of notices or letters asserting or discussing any defaults on the part of the landlord shall be simultaneously sent to Mortgagee (attention: Commercial Loan Department) by certified mail; and

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                  (iv) within five (5) days of request by Mortgagee,  the lessee or occupant will deliver to Mortgagee a notarized statement as to the default status of any lease or occupancy agreement and execute any document requested by Mortgagee to confirm that any lease or occupancy agreement is subordinate and subject to the lien and provisions of this Mortgage.

         5.14 Banking Relationship. Throughout the term of the Loan Borrower and
              --------------------
Guarantors maintain a satisfactory business deposit account with the Mortgagee.

         5.15 Prepayment.  Pay any prepayment penalties, if any, required by the
              ----------
Note.

                              SECTION 6 - INSURANCE
                              ---------------------

         6.1 Insurance  Coverage.  Mortgagor  shall keep the Mortgaged  Property
             -------------------
insured as follows:

         (a) Casualty Insurance. Maintain extended coverage casualty insurance written in the name of Mortgagor in the broadest "all risks" form available on a full replacement cost basis covering all Mortgaged Property, including all Improvements and Fixtures. That insurance shall be in amounts that are no less than the full insurable value of the Mortgaged Property (without any deduction for depreciation), but in no event shall that coverage be less than the amount of the Note and shall be in amounts reasonably satisfactory of Mortgagee.

         (b) Liability Insurance. Maintain comprehensive general liability insurance in the name of Mortgagor, including a contractual liability endorsement and a completed operations and personal injury coverage, with a combined single limit for any one occurrence of at least $1,500,000.

         (c) Flood Insurance. If any portion of the Mortgaged Property is located in a flood hazard area for which insurance is available under the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, maintain flood insurance on that portion in an amount reasonably acceptable to Mortgagee over the life of the loan.

         (d) Boiler and machinery insurance in amounts reasonably acceptable to Mortgagee.

         (e) Policy Terms. All policies shall meet the following requirements:

                  (i) overall blanket or excess coverage policies may be supplied provided, however, that all insurance shall be in amounts sufficient to prevent any insured from being a co-insurer and that the amount of the casualty insurance coverage attributable to the Mortgaged Property is clearly set forth; and

                  (ii) all policies shall (i) name Mortgagee "and its successors and assigns as their interests may appear" as "mortgagee insured" and "loss payee" on all casualty insurance and as "additional insured" as to all other insurance, (ii) contain an endorsement stating that, as to the interest of Mortgagee, such policy "shall not be impaired, invalidated or affected by any statement, act or neglect of any insured, loss payee or other Person, or by any failure to make any report to the insurer, or by the institution of any proceeding to execute upon any lien", and (iii) contain a provision stating that such policy "shall not be cancelled or modified except after thirty (30) days prior written notice delivered to Mortgagee (attn: Commercial Mortgage Department) at Mortgagee's address first listed above or as subsequently directed in writing by Mortgagee; and

                  (iii) all policies shall be in a form reasonably acceptable to Mortgagee and shall be issued by financially sound insurers duly licensed and authorized to conduct that type of insurance business in New Jersey; and

                  (iv) certificates in evidence of all policies of insurance and endorsements thereof, together with a paid receipt, shall be deposited with Mortgagee prior to the closing of this Mortgage. At least thirty (30) days prior to the expiration of any such policies, Mortgagee shall furnish paid receipts and other evidence satisfactory to Mortgagee that all such policies have been renewed or replaced; and

                  (v) all policies shall provide that the insurance proceeds and awards may be adjusted only after obtaining the prior written consent of Mortgagee and shall be paid directly to Mortgagee to the extent required in Section 6.2.

         6.2 Insurance Proceeds. Mortgagee shall have the exclusive authority to
             ------------------
do each of the following in Mortgagee's absolute discretion:

                  (a) Receive directly all Awards and Proceeds;

                  (b) Settle or compromise all claims relating to all Awards and Proceeds; and

                  (c) Determine whether to apply any Awards and Proceeds to reduce the Note or any other Obligations or to repair or replace any Mortgaged Property, provided, however, that if (i) there has been a casualty or loss to or of property having an aggregate value of $250,000 or less, (ii) there has been, and so long as there continues to be, no Event of Default, and (iii) Mortgagor can demonstrate, to Mortgagee's satisfaction, that Mortgagor has sufficient available economic resources to restore the Mortgaged Property, then, at Mortgagor's written request made within 90 days of the casualty or loss, the insurance proceeds will be released by Mortgagee to Mortgagor as necessary to restore or replace the damaged or lost property in accordance with customary construction financing procedures and protections as determined by Mortgagee.

         Notwithstanding anything contained in this Paragraph 6.2 to the contrary, nothing contained herein shall supersede any Tenant's right to reconstruct any improvements and receive the insurance proceeds as such right is set forth in any Lease Agreement regarding the Mortgaged Property.

                        SECTION 7 - ENVIRONMENTAL MATTERS
                        ---------------------------------

         7.1  Environmental  Representations.  Mortgagor  hereby  represents and
              -------------  ---------------
warrants to Mortgagee to the best of its knowledge that:

         (a) Neither Mortgagor nor, to the best knowledge of Mortgagor, any other existing or former occupant of the Mortgaged Property, has, in each case except as set forth in the Environmental Affidavit executed by Mortgagor to Mortgagee, (i) Used any Hazardous Substances in violation of any Environmental Law, (ii) except as previously disclosed to Mortgagee, received any notice, or is on notice, of any claim, investigation, cleanup or testing program, government expenditures, litigation or administrative proceeding, actual or threatened, or any order, writ or judgment that relates to any Use of pollutants of any kind, including any Hazardous Substances, on, or by any occupant of, the Mortgaged Property.

         (b) No Hazardous Substances have been, or will be, Used on, or by any occupant of the Mortgaged Property in violation of any Environmental Laws. All Standard Industrial Classification code numbers relating to any activities occurring after December 31, 1983 or any intended future activities, on the Mortgaged Property are as follows: 2865.


         (c) In connection with any acquisition, sale, closing, transfer, change in control or merger of Mortgagor, any other occupant, owner or tenant of the Mortgaged Property, or the Mortgaged Property itself, since December 31, 1983, ISRA has been complied with.

         (d) The Mortgaged Property has been, and will not be, used as a "major facility", as that term is defined in N.J.S.A. 58:10-23.11(b)(1).

         (e) Within ninety (90) days from loan closing, Mortgagor must prepare and provide proof that a Remedial Action Report pertaining to the tank removal and contaminated soil (referencing case#06-31-1023-11) has been submitted to the NJDEP for review and approval.

         (f) Within 240 days of loan closing, a Letter of No Further Action (referencing case#06-31-1023-11) from the NJDEP, pertaining to the tank removal and contaminated soil, needs to be provided to Bank.

         7.2 Restrictions on Hazardous Uses.  Without  Mortgagee's prior written
             ------------------------------
consent, which may be granted or withheld in Mortgagee's sole discretion, Mortgagor shall make or permit no use of the Mortgaged Property that would:

         (a) involve an industrial establishment having a Standard Industrial Classification code number other than Mortgagor's current code number; or

         (b) involve the Use of any Hazardous Substances in violation of any Environmental Laws.

         7.3 Notice to Mortgagee.  Mortgagor shall notify Mortgagee  immediately
             -------------------
in writing upon learning of:

         (a) any spill, discharge or release of any Hazardous Substances on or near the Mortgaged Property in violation of any Environmental Laws.

         (b) any circumstances that may result in a violation of Section 7.2;

         (c) any circumstances or transactions that would require compliance with ISRA in connection with the Mortgaged Property; or

         (d) any governmental inquiry or inspection is undertaken or an enforcement notice issued with respect to Hazardous Substances on or Used with respect to the Mortgaged Property in violation of any Environmental Laws.

         7.4 Environmental Audits. If Mortgagee has reason to believe that there
             --------------------
are any Hazardous Substances on the Mortgaged Property in violation of any Environmental Laws and/or that Mortgagor has breached any of the terms and conditions of this Section 7, Mortgagee may require that Mortgagor retain a qualified and licensed environmental audit of the Mortgaged Property, which engineer and audit, including testing and sampling procedures, shall be reasonably acceptable to Mortgagee and which audit report shall be delivered to Mortgagee within thirty (30) days of Mortgagee's initial request and shall be prepared at Mortgagor's sole expense.

         7.5 Security for Cleanup. If any investigation, environmental report or
             --------------------
governmental investigation or order indicates that there may exist any damage or risk to the Mortgaged Property, or any liability of any Mortgagor relating to any Hazardous Substances or other environmental conditions with respect to the Mortgaged Property, Mortgagee may require Mortgagor to furnish immediately an indemnity bond in an amount determined by Mortgagee, in its absolute reasonable discretion, to be sufficient to pay all actual and estimated cleanup costs and to protect against any liens that may arise with respect to such potential cleanup costs. Mortgagee's demand that Mortgagor post any bond or other security shall not be a waiver of any Event of Default or of any other right or remedy available to Mortgagee.

                          SECTION 8 - EVENTS OF DEFAULT
                          -----------------------------

         Any of the following events or conditions shall, at the option of Mortgagee, constitute an "Event of Default" under this Mortgage and the other Loan Documents and Obligations if not cured within the applicable cure period, if any, set forth below:

         8.1 Payments.  Any failure to make on its due date any payment required
             --------
to be made by Mortgagor under this Mortgage, the Note or any other Loan Document or any Obligations including but not limited to obligations by Mortgagee to the CIT Group/Commercial Services, Inc. (and any applicable cure period as to such payment shall have expired (without cure thereof) that entitles such lender to declare such indebtedness due prior to the date of maturity; or

         8.2  Other  Terms.  Any  failure  to  perform  or  observe  any term or
              ------------
condition (not otherwise recited under this Section 8) under this Mortgage, the Note or any other Loan Document or Obligations provided, however, that Mortgagor may effect a complete cure under this Section 8.2 within thirty (30) days of the occurrence of the Event of Default so long as (a) this right to cure is not exercised more than one (1) time in any consecutive four (4) month period and
(b) in the reasonable judgment of Mortgagee the default is curable in its entirety during that cure period; provided, however, that if Mortgagor has promptly and diligently attempted to cure that default and has demonstrated to Mortgagee's reasonable satisfaction that it is not susceptible cure during that initial cure period, Mortgagor shall be entitled to that additional period, not to exceed thirty (30) days, as Mortgagor shall reasonably need to complete that cure; or

         8.3 Representations. Any representation,  statement or warranty made by
             ---------------
or on behalf of any Obligor in this Mortgage, the Affidavit of Title or any other Loan Document, certificate or other writing made or given to Mortgagee at any time shall be incorrect, incomplete or misleading when made in any material respect; or

         8.4 Failure to Obtain  Permission.  Mortgagor shall do, or permit to be
             -----------------------------
done, any act for which Mortgagee's consent is required under this Mortgage or any other Loan Document without first obtaining such consent in writing; or

         8.5  Financial  Information  and  Inspections.  Any  failure to furnish
              ----------------------------------------
financial information or to permit inspection of the Mortgaged Property or any records as required under this Mortgage or any other Loan Document; or

         8.6 Failure to Maintain Insurance.  Any failure to maintain, or provide
             -----------------------------
satisfactory evidence of, any insurance coverage required under this Mortgage or any other Loan Document; or

         8.7 Lien Defaults or Foreclosures. Any default or modification (without
             -----------------------------
Mortgagee's prior written consent) shall have occurred in any mortgage, assignment, encumbrance or agreement constituting a Permitted Encumbrance, securing an amount in excess of $100,000, and any applicable cure period as to such default shall have expired without cure thereof, or proceedings shall have been instituted or actions taken for the foreclosure or enforcement of any mortgage, judgment, assignment or other lien or encumbrance affecting the Mortgaged Property involving an amount in excess of $100,000; or

         8.8 Warrants and Tax Liens. Any warrant of attachment or for distraint,
             ----------------------
or notice of tax or other lien shall be issued relating to, or encumbering, any portion of the Mortgaged Property that is not discharged, or stayed and bonded, to the reasonable satisfaction of Mortgagee within thirty (30) days of entry; or

         8.9 Judgments.  Any judgment shall be entered  against  Mortgagor in an
             ---------
amount in excess of $100,000 that is not (a) within thirty (30) days of entry, discharged, or stayed and bonded, to the reasonable satisfaction of Mortgagee or (b) fully covered by insurance and the insurance company has unconditionally accepted liability for that judgment; or

         8.10 Loss of  Collateral.  There  occurs  any  casualty  on, or loss or
              -------------------
destruction of, any Mortgaged Property in an amount in excess of $100,000, or

         8.11 Hazardous Substances.  There occurs, or it is found that there has
              --------------------
previously occurred, any Use of any Hazardous Substances on the Mortgaged Property or by Mortgagor; in violation in any material respect of any Environmental Laws; or

         8.12  Insolvency.  Any filing of a petition  by or against  any Obligor
               ----------
under any bankruptcy or insolvency law or an assignment by any Obligor of any property or assets for the benefit of creditors, or the failure of any Obligor to pay debts in the ordinary course as those debts become due, or the calling of a meeting of creditors of any Obligor to obtain any general financial accommodation provided, however, that any Obligor shall have fifteen (15) days to obtain a court order dismissing any bankruptcy or insolvency proceeding that is filed without consent of the debtor; or

         8.13 Seizure of Property.  Any seizure by governmental  authorities of,
              -------------------
or the imposition of legal restraints against, the Mortgaged Property, which is not, within thirty (30) days of such seizure or imposition, released, discharged or fully bonded to the reasonable satisfaction of Mortgagee; or

         8.14  Non-Permitted  Encumbrance.   Any  mortgage,   assignment,  lien,
               --------------------------
judgment or interest shall encumber any Mortgaged Property with the exception of any Permitted Encumbrances; or

         8.15  Default in Leases.  Any act or omission on the part of  Mortgagor
               -----------------
that results in the termination of the Lease by any Tenant; or

         8.16  Dissolution;  Death.  Any  Obligor  shall  fail to remain in good
               -------------------
standing in its state of incorporation or organization or dissolves, or any individual Obligor dies; or

         8.17  Material  Adverse  Change.  Any  Material  Adverse  Change in the
               -------------------------
creditworthiness or financial condition of any Obligor that, in the reasonable opinion of Mortgagee, materially increases Mortgagee's risk; or

         8.18  Material  Default With Third Party.  A default under any material
               ----------------------------------
indebtedness in excess of $100,000 or other material obligations of any Obligor to any third party that entitles such third party to declare such indebtedness or obligation due prior to its date of maturity; or

         8.19 [Intentionally Omitted].

         8.20 Debt  Service  Covenant.  This  Mortgage  is  subject to an annual
              -----------------------
testing of a minimum debt service coverage ratio of 1.25x tested on a consolidated basis for Ronson Consumer Products Corporation, Ronson Corporation (including Ronson Aviation, Inc. and Ronson Canada Ltd.) as follows: (Net Profit + Depreciation + Amortization + Interest Expense +

Income Tax Expense - Dividends/Distributions) divided by (Annual Principal Payments + Capitalized Lease Payments + Interest Expense + Income Taxes Paid). Capitalized terms under this Section 8.20 not otherwise defined herein shall be determined in accordance with generally accepted accounting principles consistently applied. Borrower and Guarantors must submit a Covenant Compliance Certificate with respect to each fiscal year in whole or in part prior to the satisfaction of the Note annually with submission of each Annual Consolidated Statement under Section 5.3 hereof. Failure of the Borrower and Guarantors to meet this covenant will be deemed an Event of Default.


                              SECTION 9 - REMEDIES
                              --------------------

         Upon the occurrence and continuation of an Event of Default, beyond any applicable cure period Mortgagee may, at its option, do any of the following in any order at any time and in any combination:

         9.1  Acceleration of Obligations.  Declare all principal,  interest and
              ---------------------------
expenses outstanding under the Note, this Mortgage and any other Obligations to be immediately due and payable in full; or

         9.2  Foreclosure.  Institute  proceedings  to  foreclose  on all or any
              -----------
portion of the Mortgaged Property, and following receipt of a judgment of foreclose, cause the sale of the Mortgaged Property in accordance with applicable law, in one or several parcels, at Mortgagee's option; or

         9.3  Receiver.  Obtain  the  appointment  of a  receiver  of the rents,
              --------
profits, leases, income and refunds arising from the Mortgaged Property without the necessity of providing either the inadequacy of the security or insolvency of any Obligor, and each Obligor does hereby waive such proof and consent to the appointment of a receiver; or

         9.4  Absolute   Assignment  of  Rents.  With  or  without   instituting
              --------------------------------
proceedings to foreclose on, or appoint a receiver for, the Mortgaged Property, revoke Mortgagor's license to collect rents and exercise all of Mortgagee's remedies under the Assignment of Rents and Leases from Mortgagor to Mortgagor of even date, including, without limitation, the right to notify tenants of the Mortgaged Property to pay rents directly to Mortgagee, take possession of and rent the Mortgaged Property, either in Mortgagee's name or in the name of the owner of such Mortgaged Property, receive and apply the rents and profits, after the payment of any collection, operating and management expenses, including management commissions and attorney's fees and disbursements, against the Note and other Obligations, being accountable only for the rents and profits that are actually received by it while in possession; or

         9.5 UCC  Remedies.  Exercise  all rights and  remedies  available  to a
             -------------
secured party under the New Jersey Uniform Commercial Code as in effect from time to time; or

         9.6 Collection  Action.  Institute a collection action directly against
             ------------------
any Obligor, either without acceleration for the balance of any Obligations then past due or, following acceleration, for all Obligations; or

         9.7 Intentionally Omitted.
             ---------------------

         9.8 Increase in Interest Rate.  Increase the rate of interest under any
             -------------------------
Obligation, including, without limitation, the Note, to rate equal to three (3) percentage points (3%) above the rate of interest set forth in such Obligation. This increase shall be retroactive to the date of the first occurrence of an Event of Default, shall be computed on the basis of actual days elapsed over a 360-day year, and shall cease upon the cure of such Event of Default.

         9.9 Other  Remedies.  Exercise any other rights and remedies  available
             ---------------
under this Mortgage, any other Loan Document, Obligations or other document or agreements of any kind, or that are available at law or in equity; or

         9.10 Proceeds.  Apply proceeds of any Mortgaged Property first to costs
              --------
and expenses of liquidation, sale or collection, including any attorneys' fees and disbursements and then to payment of any Obligation in whatever order Mortgagee may, in its discretion, elect; or

         9.11 Expenses.  Collect all of the collection  expenses permitted under
              --------
Section 10 of this Mortgage or otherwise permitted under law and have the amount of such expenses, together with all prepayment penalties due pursuant to the Note, which penalties shall be computed pursuant to the terms thereof and treating prepayment as occurring on the date of default, included in any judgment or decree obtained by Mortgagee, to the extent permitted by law.

         9.12   Waiver  of  Rights  to  Freeze   Accounts;   Waiver  of  Setoff.
                ---------------------------------------------------------------
Notwithstanding any other provision to the contrary contained herein or in the Note or any other Loan Document, Mortgagee shall not (and by its acceptance of the Note shall be deemed to acknowledge that it shall not), at any time, hold, apply, freeze or set-off on account of any Obligations, (i) funds of any Obligor on deposit with Mortgagee, or any affiliate of Mortgagee, in any account, fund or certificate, (ii) any present or future indebtedness that Mortgagee, or any affiliate of Mortgagee, may owe to any Obligor, or (iii) any other tangible or intangible property owned by any Obligor that may be in the possession or under the control of Mortgagee, or any affiliate of Mortgagee. Mortgagee acknowledges and agrees that any other lender to any Obligor (including, without limitation, The CIT Group/Commercial Services, Inc.) shall be a third-party beneficiary of the provisions of this Section 9.12, and specifically that CIT has relied upon the waivers set forth herein in connection with its consent to the transactions contemplated hereby.


                        SECTION 10 - COLLECTION EXPENSES
                        --------------------------------

         If Mortgagee employs counsel for advice or representation after an Event of Default (whether or not formally declared) relating to the collection or enforcement of this Mortgage, the Note, or any other Loan Document or Obligations (whether or not suit is actually instituted), Mortgagee may collect from any Obligor all of Mortgagee's reasonable expenses and fees including (a) all reasonable fees and disbursements of Mortgagee's counsel and (b) all expenses of, or in anticipation of, litigation including fees and expenses of witnesses, experts, stenographers, title and lien searches and appraisals. All those collection fees and expenses shall be due and payable upon demand, shall bear interest at the default rate in effect from time to time under the Note and shall become Obligations secured by this Mortgage and any other collateral that secures any Obligations.

                      SECTION 11 - MORTGAGEE'S PERFORMANCE
                      ------------------------------------

         If Mortgagor fails to perform any duty or obligation imposed upon Mortgagor under this Mortgage or any other Loan Document when due, Mortgagee may, at its option (with or without declaring an Event of Default), perform any such duty or obligation including payment of any tax, governmental charge or insurance premium, making repairs to the Mortgaged Property, rendering it free of any Hazardous Substances or liens or performing any lease obligation. The expenses incurred by Mortgagee in performing any of the Mortgagor's duties or obligations shall be added to the monies owing under the Note, with interest at the rate in effect from time to time under the Note, and shall be secured by this Mortgage and by all collateral given to secure any Obligations. Any action taken by Mortgagee pursuant to this Section shall not constitute a waiver of any Event of Default or an undertaking to perform or complete any of the Mortgagor's duties, nor shall it impose any responsibility on Mortgagee to perform any of Mortgagor's duties in the future.



                         SECTION 12 - SECURITY AGREEMENT
                         -------------------------------

         Mortgagor hereby grants Mortgagee a security interest, under the Uniform Commercial Code as enacted in the State of New Jersey, in all of the Mortgagor's right, title and interest in and to all existing and future-acquired Fixtures, Awards and Proceeds, Leases and Rents, Other Rights, and all tax and insurance escrows held by Mortgagee pursuant to this Mortgage. In order to perfect the security interests granted hereunder, Mortgagor, as debtor, has executed UCC-1 financing statements in favor of Mortgagee, as secured party, which statements shall be filed with all appropriate county and state filing offices.

              SECTION 13 - ABSOLUTE ASSIGNMENT OF LEASES AND RENTS
              ----------------------------------------------------

         This Mortgage also serves as an absolute assignment of all existing and future rentals, leases, profits, income, revenues and proceeds arising from the Mortgaged Property as provided and set forth in the Assignment of Rents and Leases from Mortgagor to Mortgagor of even date, provided, however, that so long as there is no Event of Default, Mortgagor shall be granted a revocable license from Mortgagee to remain in possession of, and to collect all rentals arising from, the Mortgaged Property. This assignment shall not, however, render Mortgagee responsible for the performance of any duties under any lease, nor for any negligence in the management, operation or maintenance of the Mortgaged Property or for any resulting damage, loss or injury. The receipt by Mortgagee of any rentals or profits pursuant to this assignment shall not cure any Event of Default or affect any foreclosure or other liquidation proceeding that may be pending at any time. Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor's attorney-in-fact to exercise all rights and remedies of Mortgagor as landlord and manager of the Mortgaged Property.

                           SECTION 14 - MODIFICATIONS
                           --------------------------

         This Mortgage is subject to Modification. To the extent permitted by law, this Mortgage secures all Modifications from the date upon which this Mortgage was originally recorded, including future loans and extensions of credit and changes in the interest rate, due date, amount or other terms and conditions of any Obligations.

                           SECTION 15 - MISCELLANEOUS
                           --------------------------

         15.1 Further Assurances;  Corrections. Mortgagor shall, within five (5)
              --------------------------------
days of Mortgagee's request, execute any documents, provide any lien or other searches, and do anything that Mortgagee determines to be reasonably necessary to establish, perfect, assure or maintain the existence and priorities of, Mortgage.

         15.2  Notices.  All  notices,  demands,  requests,  consents  and other
               -------
communications shall be in writing and served by hand delivery, by certified mail, return receipt requested, or by a recognized overnight delivery service, to the addresses set forth in the caption of this Mortgage, unless proper written notice has been given to all other parties of any change in address. Notices and other written communication shall be deemed to have been properly served upon delivery to the designated address provided, however, that any notice or other communication sent by certified mail, return receipt requested, shall be deemed to have been properly served on the third business day after mailing, regardless of when it is actually received.

         15.3 No Jury  Trial.  MORTGAGOR  HEREBY  WAIVES  ANY RIGHT TO REQUEST A
              --------------
TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO ANY ASPECT OF THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT AND REPRESENTS THAT MORTGAGOR HAS CONSULTED WITH COUNSEL SPECIFICALLY AS TO THIS WAIVER. BY ACCEPTING THIS MORTGAGE, MORTGAGEE ALSO WAIVES ITS RIGHT TO REQUEST A TRIAL BY JURY.

         15.4 No  Waivers.  Mortgagee  shall not be deemed to have waived any of
              -----------
its rights or remedies under this Mortgage or any other Loan Document by:

         (a) forbearing or failing to exercise, or delaying in exercising, any rights and remedies; or

         (b) forbearing or failing to insist upon, or delaying in insisting upon, the strict performance of any term or condition of this Mortgage or any other Loan Document;

         (c) granting any extension, modification or waiver of any term or condition of this Mortgage or any other Loan Document, except to the extent expressly provided in any written extension, modification, or waiver; or

         (d) any other act, omission, forbearance or delay by Mortgagee, its officers, agents, servants or employees; or

         (e) any waiver of any rights or remedies on any one occasion.

         15.5 Collection Duties.  Mortgagee shall be under no duty or obligation
              -----------------
to:

         (a) preserve, protect or marshal any Mortgaged Property or other collateral for any Obligations; or

         (b) preserve or protect any rights in any Mortgaged Property or other Collateral against any person claiming an interest adverse to that of any Mortgagor or other Obligor; or

         (c) realize upon any Mortgaged Property or other collateral in any particular order or manner or seek repayment of any Obligations from any particular source.

         15.6 Waiver of Defense.  Mortgagor  hereby  waives any defense based on
              -----------------
the failure to name any tenant or occupant of the Mortgaged Property as a defendant in any foreclosure action or other litigation with respect to this Mortgage.

         15.7  Written  Changes  Only.  No  change,   extension,   modification,
               ----------------------
amendment or waiver of any term or condition of this Mortgage or any other Loan Document shall be valid or binding upon Mortgagee, unless it is in writing and has been executed by duly authorized officer of Mortgagee.

         15.8 Correction of Documents. If any Loan Documents contain an error or
              -----------------------
incorrect terms or were improperly prepared or executed, or if a document intended to constitute part of the Loan Documents was inadvertently omitted, then in each such case Mortgagor agrees to execute property documents promptly.

         15.9  Successors  and  Assigns.  This  Mortgage  shall be binding  upon
               ------------------------
Mortgagor and its successors and assigns, and inure to the benefit of Mortgagee, and its successors and assigns.

         15.10 New Jersey Law and  Jurisdiction.  All terms of this Mortgage and
               --------------------------------
the other Loan Documents shall be governed by and construed according to the laws of the State of New Jersey. Mortgagor hereby consents to personal jurisdiction in the State of New Jersey with respect to any and all matters arising under or relating to this Mortgage and all other Loan Documents.

         15.11 Partial Invalidity.  If any term or provision of this Mortgage is
               ------------------
at any time held to be invalid by any court of competent jurisdiction, that invalidity shall not affect the remaining terms and provisions of this Mortgage, which shall continue to be in full force and effect.

         15.12 Receipt of Copies.  Mortgagor  hereby  acknowledges  receipt of a
               -----------------------------------------------------------------
true  copy of this  Mortgage,  the Note and the  other  Loan  Documents  without
--------------------------------------------------------------------------------
charge.
------

         Mortgagor has duly executed this Mortgage as of the date first written above.

WITNESS:                                     BORROWER:

                                             RONSON CONSUMER PRODUCTS
                                             CORPORATION


/s/Daryl K. Holcomb                          /s/Louis V. Aronson II
-------------------                          --------------------------
                                             Louis V. Aronson II
                                             President and Chief Executive
                                             Officer

                                   APPENDIX A
                                   ----------


                            GLOSSARY OF DEFINED TERMS
                            -------------------------

"Affidavit of Title" means the affidavit of title given by Mortgagor to Mortgagee in connection with this Mortgage.

"Affiliates" of a party means (a) any Person directly or indirectly controlling, under common control with, or controlled by, that party, or (b) any Person in which that party directly or indirectly has a controlling interest.

"Appendix" means an Appendix to this Mortgage.

"Awards and Proceeds" means all awards, damages, claims, payments, insurance proceeds (other than from liability insurance coverage) and other compensation with respect to the Land, Improvements, Fixtures and other interests described in Section 3 (collectively referred to as "Awards and Proceeds") including those arising from: (a) any governmental taking or exercise of eminent domain, (b) any damage, injury, casualty or other destruction or loss or (c) any change of grade or vacation of any street.

"CEO" means Mortgagor's chief executive officer. "CFO" means Mortgagor's chief financial officer.

"Commitment Letter" means the letter dated August 14, 2006 from Mortgagee to Mortgagor setting forth certain terms of the Loan Documents.

"Environmental Laws" means ISRA, the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.), the Freshwater Wetlands Protection Act (N.J.S.A.
 --------             ------
13:9B-1 et seq.), the New Jersey Underground Storage of Hazardous Substances Act
        ------
(N.J.S.A. 58:10A-21 et seq.), the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Resource
                                                       -------
Conservation and Recovery Act (42 U.S.C. _6901, et seq.), and all other federal,
                                                ------
state and local laws, rules and regulations regarding environmental matters.

"Expenses" means any and all fees, costs and expenses, including reasonable legal fees and disbursements, copying costs, delivery and postage charges and all filing and recording costs.

"Event of Default" has the meaning set forth in Section 8.

"Fixtures" shall mean all "fixtures" (as defined under applicable New Jersey realty law) attached to the Land or Improvements.

"Governmental   Authority"   means  any  federal,   state  or  local   political
subdivision, governmental authority, agency, commission or board.

"Guarantor(s)"   means  any  Person  who  at  any  time  guarantees  payment  or performance of any Obligations to the Mortgagee, and such Person's successors or heirs, and assigns.

"Guaranty(ies)" means all guaranties of any Obligations presently or in the future executed by any Guarantor in favor of Mortgagee.

"Hazardous Substances" means any pollutants and dangerous substances including radon, and any "hazardous wastes" or hazardous substances" as defined in any Environmental Law.

"Improvements" means all buildings, structures and other improvements of every nature presently or in the future on, attached to or used in connection with the Land, including all betterments, substitutions, replacements and proceeds, and all appurtenances and paved roads and walkways adjacent, or relating to, the foregoing or to the Land.

ISRA" means the Industrial Site Recovery Act (N.J.S.A.  13:1K-6 et seq.) and all
                                              --------          -------
regulations promulgated thereunder.

"Land" means the land and property commonly known as 3 Ronson Road, Woodbridge, New Jersey 07205 (designated as Block 367, Lot 1.D) on the official Tax map of the Township of Woodbridge, County of Middlesex, State of, New Jersey, and having a legal description as set forth on Exhibit A to this Mortgage;

"Leases and Rents" means all rents, issues, profits, revenues, royalties and benefits now or hereafter due to Mortgagor in connection with the Land or Improvements including all rights and interests of Mortgagor as landlord under any existing and future leases with respect to the Land, Improvements and Fixtures and Equipment;

"Loan Documents" means this Mortgage, the Note, the Guaranties, and any loan document executed in connection with a simultaneous $2,200,000.00 loan from Mortgagee to Mortgagor.

"Material Adverse Change" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Mortgage, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of Mortgagor taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of Mortgagor taken as a whole to duly and punctually pay or perform its obligations or the underlying Loan, or (d) impairs materially or could be reasonably expected to impair materially the ability of Mortgagee, to the extent permitted, to enforce its legal remedies pursuant to this Mortgage.

"Modification"  shall have the meaning  set forth in N.J.S.A.  46:9-8.1 et seq.,
                                                     --------           -------
which statute relates,  inter alia, to changes in the interest rate, due date or
                        ----------
other terms or conditions of a "mortgage loan", or future advances pursuant to a "line of credit", as defined in that statute.

"Mortgage" means this mortgage and all modifications, renewals and extensions of, and all amendments to, this mortgage; this Mortgage is the Mortgage referred to in the Note.

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"Mortgagee"  means the mortgagee named in the above caption of this Mortgage and its successors and assigns.

"Mortgagor" means each mortgagor named in the above caption of this Mortgage and their successors and assigns.

"Mortgaged Property" shall have the meaning set forth in Section 3 of this Mortgage.

"Note" means the mortgage promissory note of this same date from Mortgagor to the order of Mortgagee in the original principal amount of Two Million Two Hundred Thousand and 00/100 ($2,200,000.00) Dollars as may be amended, modified, renewed, extended or replaced from time to time.

"Obligations" means all debts, liabilities, duties and obligations owing from any Obligor to Mortgagee, whether direct or indirect, now existing or in the future created or acquired, contingent or non-contingent, due or to become due, liquidated or unliquidated, including the Note, any Guaranty of the Note, all other Loan Documents, all Modifications and all expenses of Mortgagee to protect the Mortgaged Property or Mortgagee's interest in the Mortgaged Property.

"Obligor(s)" means each Mortgagor and each Guarantor who may now or in the future has any duties, debts or liabilities to Mortgagee pursuant to any Loan Document.

"Other Rights" means all other rights whatsoever that any Mortgagor or any other owner has or may acquire in the Land, Improvements, Fixtures and Awards and Proceeds, including all rights, privileges, liberties, rights of way, tenaments, hereditaments, easements, public spaces, streets, alleys, appurtenances and sewer, air, mineral, water and subsurface rights of all kinds hereto belonging or in any way appertaining.

"Permitted Encumbrances" means (a) any lien for municipal real estate taxes, assessments or utilities that are not yet due and payable, and (b) any easements that do not, in Mortgagee's reasonable judgment, interfere with the intended use or operation, or impair the value, of the Mortgaged Property, and (c) purchase money liens on Fixtures, and (d) statutory liens of carriers, warehouseman, bailees, mechanics, materialmen and other like liens and improved by law, and
(e) liens in favor of Mortgagee, and (f) liens of judgment creditors (provided that such liens do not exceed $100,000 in the aggregate at any time, other than liens bonded to the reasonable satisfaction of Mortgagee); and (g) any other interests expressly referenced on Exhibit B to this Mortgage, and (h) any lien renewing or extending any lien permitted by clauses (a) through (f) hereof.

"Person(s)" means an individual, corporation, limited liability corporation, non-profit corporation, partnership, limited partnership, joint venture, trust, joint stock company, unincorporated organization, association, Governmental Authority or other business entity.

"Prime Rate" means the rate of interest that Mortgagee adopts from time to time as its official prime rate. The prime rate is not tired to any external

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rate of  interest or index and does not  necessarily  reflect the lowest rate of interest actually charged at any given time by Mortgagee to any particular class or category of customers of Mortgagee. Any change in the prime rate shall be effective immediately when adopted by the Mortgagee, without notice to any Obligor.

"Section" means a section or subsection of this Mortgage.

"Transfer" means any change in ownership or control, whether or not that change is voluntary, involuntary or by operation of law, direct or indirect, or by merger (regardless of who is the survivor of that merger) or by any pledge, mortgage, assignment, sale, lease, lien, encumbrance, option, transfer or disposal of any kind.

To "Use" a substance means to generate, store, refine, treat, discharge, handle, refine, spill, release, emit, leach or dispose of that substance in any manner.